UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2012

Commission File Number: 000-53462

BUCKINGHAM EXPLORATION INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Suite 418-831 Royal Gorge Blvd.
Cañon City, CO 81212, USA
(Address of principal executive offices)

(604) 737 0203
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

As further described in Item 5.02 below, on January 25, 2012, we appointed Benjamin Auld as a director of our company. In connection with his appointment, we issued 500,000 restricted shares of common stock to Mr. Auld as a one-time incentive for joining our board of directors and other contributions to date.

The shares were issued to Mr. Auld pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by Rule 903 of Regulation S in an offshore transaction to a non-U.S. person, no directed selling efforts were made and offering restrictions were implemented, within the meaning of Rule 902 of Regulation S.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensators Arrangements of Certain Officers

On January 13, 2012, we entered into a Strategic Alliance Agreement with Mining Plus (Pty) Ltd. (“Mining Plus”), pursuant to which we and Mining Plus agreed to cooperate in respect of project generation and review and the development of projects once identified, as well as consider how best to exploit our common interests and derive the potential benefits arising from our common interests. Under the terms of the Strategic Alliance Agreement, we agreed to appoint Benjamin Auld, a director of Mining Plus, as a director of our company. Mr. Auld is also a director of Aviador Corporation (Pty) Ltd., which owns approximately 28% of our outstanding shares of common stock on a diluted basis. On January 25, 2012, we formally appointed Mr. Auld as a director of our company. The appointment of Mr. Auld was approved by holders of a majority of our outstanding shares of common stock by way of written consent.

In connection with his appointment, we issued 500,000 restricted shares of common stock to Mr. Auld as a one-time incentive for joining our board of directors and other contributions to date.

Mining Plus is a leading firm of mining consultants consisting of open-pit and underground mining engineers, geologists, environmental and geotechnical consultants led by an experienced management team. Located in Perth, Melbourne, Adelaide and Kalgoorlie, Australia and Vancouver, Canada, Mining Plus operates on both a national and international scale. Mining Plus has a proven track record of delivering innovative practical solutions to all aspects of the mining business from mineral project review and assessment to detailed feasibility studies and project management. For further information on Mining Plus please visit www.miningplus.com.au.

The following sets forth a brief description of the business experience of Mr. Auld:

Mr. Auld, age 33, is a Mining Engineer from the Western Australian School of Mines with over 13 years of mining experience in a broad range of commodities, disciplines and positions. He has a significant level of experience in underground mining operations and feasibility studies, both in Australia and overseas, and has held a variety of non-executive board positions with both private resource and service companies.

Mr. Auld is a member of the Australasian Institute of Mining and Metallurgy, Institute of Company Directors and holds a Bachelor of Engineering (Mining) degree. He is currently the Managing Director of Mining Plus Pty Ltd., a leading firm of mining consultants consisting of open-pit and underground mining engineers, geologists, environmental and geotechnical professionals located in Perth, Melbourne, Adelaide and Kalgoorlie, Australia, and Vancouver, Canada.

There are no related party transactions between our company and Mr. Auld, nor are there any family relationships between our directors or officers and Mr. Auld.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2012	BUCKINGHAM EXPLORATION INC.

	By:	/s/ Simon Eley
Simon Eley,
President and Chief Executive Officer